UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 2, 2011
CITADEL EXPLORATION, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-164850	27-1550482
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 West Broadway, Suite A-323, San Diego, CA	92101
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (530) 871-1484

Copies of Communications to:
Stoecklein Law Group
Emerald Plaza
402 West Broadway, Suite 690
San Diego, CA 92101
(619) 704-1310
Fax (619) 704-0556

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

*EXPLANATORY NOTE – Following the initial filing of this Form 8-K, the Registrant discovered that the EDGAR filer inadvertently marked the wrong 8-K Item numbers. Additionally, the Registrant discovered a miscalculation in the number of issued and outstanding shares post forward split and also errors to the exhibits. The Registrant is amending this Form 8-K to include the correct number of shares outstanding post forward split, attach corrected exhibits and mark the correct 8-K Item numbers. No other disclosures were changed as a result of the errors.

Section 5 – Corporate Governance and Management

Item 5.03 Amendment to Articles of Incorporation or Bylaws.

On March 2, 2011, the Registrant changed its name from Subprime Advantage, Inc. to Citadel Exploration, Inc. The name change occurred as a result of a majority of the stockholders executing a consent approving the Board of Directors recommendation to change the Registrant’s name. A copy of the Certificate of Amendment is attached hereto as Exhibit 3(i)(b).

Section 8 – Other Events

Item 8.01 Other Events.

On March 2, 2011, the Board of Directors of the Registrant resolved to effect an twelve (12) to one (1) forward split of the Registrant’s common stock outstanding as of March 22, 2011, the record date. The number of shares of common stock issued and outstanding prior to the forward split is
1,158,000. Immediately after the forward split, the number of shares issued and outstanding will increase to 13,896,000. The forward split of the Registrant’s issued and outstanding common shares is payable upon surrender of outstanding common stock certificates to the Registrant’s transfer agent. A copy of the Certificate of Change is attached hereto as Exhibit 3(i)(c).

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
3(i)(b)	Certificate of Amendment – Dated March 2, 2011
3(i)(c)	Certificate of Change – Dated March 2, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUBPRIME ADVANTAGE, INC.

By: /S/ Molly Country
Molly Country, Chief Executive Officer

Date: March 9, 2011